Exhibit 10.7

[English Translation]

Exclusive Call Option Agreement

This Exclusive Call Option (hereinafter this “Agreement”) is amended and entered into on September 30, 2017 by and among:

1.	Shanghai Fuxi Enterprise Management Consulting Co., Ltd., a wholly foreign-owned enterprise duly established and existing under the laws of the PRC and having its uniform social credit code 913100003216954485 and registered address at Room 213, No. 865, 867, 869 and 877, Qiujiang Road, Jing’an District, Shanghai (hereinafter “Party A”);

2.	Peiqing Tian, having his ID Card No. 310110196202283271 and residential address at Room 402, No. 17, Tianlin Shiyi Cun, Xuhui District, Shanghai (hereinafter “Party B”);

3.	Shanghai Four Seasons Education and Training Co., Ltd., a limited liability company duly established and existing under the laws of the PRC and having its uniform social credit code: 91310106088554568M and registered address at Room 215-234, Suite C, No. 865, 867, 869, 877, Qiujiang North Road, Zhabei District, Shanghai (hereinafter “Party C”);

Party A, Party B and Party C are individually referred to herein as a “Party”, and collectively as the “Parties”.

WHEREAS:

1.	Party B holds 100% of the equity interests of Party C.

2.	Party B intends to grant Party A or the buyer designated by Party A the irrevocable and exclusive call option to purchase its equity interests in Party C (hereinafter “Equity Interest Call Option”), and Party A intends to accept the Equity Interest Call Option granted by Party B.

Therefore, through friendly consultations, the Parties agree as follows:

I.	Definitions and Interpretation

Unless otherwise stated or required, the following terms used herein shall have the meanings set forth below:

“Proposed Listing Company” means Seasons Education (Cayman) INC., a limited company incorporated under the laws of the Cayman Islands on June 9, 2014.

“Equity Pledge Agreement” means the Equity Pledge Agreement entered into by and among the Parties hereto at the time of execution of this Agreement to guarantee the contractual obligations of Party C under the VIE Agreements.

“Party C’s affiliated enterprises” shall mean schools listed under Schedule A of the Exclusive Service Agreement and schools to be established or controlled.

“Control” shall mean the right to directly or indirectly decide or urge others or other subjects to decide someone’s or a certain subject’s operating management and business policy through shares or equities of voting rights, contracts or other means.

“VIE Agreements” mean collectively the Exclusive Service Agreement, the Exclusive Call Option Agreement, the Shareholder Voting Rights Proxy Agreement and the Equity Pledge Agreement entered into by and among all or part of the Parties hereto at the time of execution of this Agreement, including any supplements or amendments thereto, and any other agreements, contracts or legal documents executed or issued by one or more Parties and/or Party C’s affiliated enterprises from time to time to ensure the performance of the aforesaid agreements and signed or ratified by Party A in writing.

“Exclusive Service Agreement” shall mean the Exclusive Service Agreement amended and entered into by and among the Parties hereto and other related parties on September 30, 2017, pursuant to which Party A shall provide relevant exclusive technological service, management consulting and other services to Party C and Party C’s affiliated enterprises.

“Equity Pledge Agreement” shall mean the Equity Pledge Agreement amended and entered into by and among the Parties hereto on September 30, 2017, pursuant to which Party B will pledge all equity interests held by it in Party C (i.e. Party C’s Equity Interests) to Party A as the pledged collateral for the contractual obligations and secured debts under the VIE Agreements.

“PRC” means the People’s Republic of China (for the purposes of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).

“Assets” means all tangible and intangible assets of Party C and Party C’s affiliated enterprises, including but not limited to fixed and liquid assets, capital interests in external investments, intellectual property rights, prospect interests under all contracts entered into and any other interests that should be obtained by Party C and Party C’s affiliated enterprises.

II.	Sale and Purchase of Equity Interests

1.	Grant of Options

Party B hereby irrevocably grants Party A or the buyer designated by Party A (hereinafter “Equity Interest Buyer”) an irrevocable and exclusive option, during the effective period of this Agreement, to purchase from Party B all or part of the equity interests in Party C held by it from time to time in one time or multiple times at any time designated by the Equity Interest Buyer at the price referred to in paragraph 3 of Article II of this Agreement (hereinafter “Exercise Price”) and in line with the exercise steps at the election of Party A (hereinafter “Equity Interest Call Option”), to the extent permitted by the PRC Laws (including any laws, regulations, rules, notices, interpretations or other binding documents promulgated by any central or local legislative, administrative or judicial department before or after the execution of this Agreement, hereinafter “PRC Laws”). Other than the Equity Interest Buyer, no third party may have the Equity Interest Call Option. Party C hereby agrees Party B to grant the Equity Interest Call Option to Party A. When the Equity Interest Buyer exercises the Equity Interest Call Option granted by Party B hereunder, the non-transferring party within Party B shall waive its right of first refusal with respect to the transfer of Party C’s equity interests under the PRC Laws, and irrevocably agree to the transferor to transfer its equity interests in Party C to the Equity Interest Buyer. The “Person” provided in this paragraph and this Agreement means an individual, corporation, joint venture, partnership, enterprise, trust or non-corporate organization.

2.	Exercise Steps

To the extent that the PRC Laws permit the Equity Interest Buyer to hold the equity interests of Party C, Party A may, during the effective period of this Agreement, send Party B a written notice (hereinafter “Equity Interest Call Option Notice”) indicating: (a) Party A’s decision on exercise of the Equity Interest Call Option; (b) the portion of equity interests to be purchased by Party A and/or its designee from Party B (hereinafter “Optioned Equity Interests”); and (c) the date for purchasing the Optioned Equity Interests. Within sixty (60) days of receipt of the Equity Interest Call Notice, Party B or Party C shall transfer all of the Optioned Equity Interests to the Equity Interest Buyer pursuant to such notice in the manner referred to in paragraph 4 of Article II of this Agreement.

At each exercise of the Equity Interest Call Option, the Equity Interest Buyer may decide at its own will the percentages of the Optioned Equity Interests that it intends to purchase.

3.	Exercise Price and Payment

When the Equity Interest Buyer decides to exercise its Equity Interest Call Option pursuant to this Agreement, the exercise price shall be the nominal price, provided that it is the minimum price to the satisfaction of the price requirement otherwise provided by the relevant governmental authority or the PRC Laws. Nevertheless, subject to the provisions and requirements of then PRC Laws, all of the payment of the price made by the Equity Interest Buyer to Party B or Party C shall be returned to Party A or a third party designated by it. After necessary tax deduction and withholding is made for the payment from the transfer of the equity interests (hereinafter “Transfer Payment”), Party A shall duly transfer the Transfer Payment to the account designated by Party B or Party C within seven (7) days after the Optioned Equity Interests are duly transferred to Party A, and Party B or Party C shall return such Transfer Payment to the account designated by Party A within three (3) working days of receipt of the aforesaid Transfer Payment.

4.	Transfer Optioned Equity Interests

At each exercise of the Equity Interest Call Option by Party A,

(1) Party B shall cause Party C to timely hold a shareholders meeting, at which a resolution shall be made to approve Party B to transfer the Optioned Equity Interests to Party A and/or the third party designated by it;

(2) Party B shall enter into an equity interests transfer contract for each transfer with Party A and/or (if applicable) the third party designated by it pursuant to this Agreement and the Equity Interest Call Notice; and

(3) The relevant Parties shall execute all other necessary contracts, agreements or documents (including but not limited to the amendments to the articles of association), obtain all necessary internal approvals, authorities, governmental approvals, licenses, consents and permits (including but not limited to the business licenses), and take all necessary actions, to transfer the valid title of the Optioned Equity Interests to Party A and/or the designee and cause Party A and/or the designee to become the registered owner of the Optioned Equity Interests, free from any Security Interest. For the purposes of this paragraph and this Agreement, the “Security Interest” includes mortgage, pledge and any security over third party rights or interests, including any equity interest call option, acquisition right, right of first refusal, set-off right, ownership retention or other security arrangements; for the avoidance of doubt, it does not include any Security Interest incurred under this Agreement and the Equity Interests Pledge Agreement.

III.	Undertakings

1.	Undertakings of Party C

Party B (as the shareholder of Party C, shall cause Party C to) and Party C hereby jointly and severally undertake that:

(1)	without the prior written consent of Party A, they will not supplement, alter or amend the articles of association and regulations of Party C in any form, increase or decrease its registered capital, change its registered capital structure in any other manner, or take any action of dividing or dissolving Party C’s company or changing its form;

(2)	with good financial and commercial standards and practice, they will maintain the existence of Party C, prudently and effectively operate its business and handle its affairs, and procure Party C to perform its obligations under the Exclusive Service Agreement;

(3)	they will conduct all of Party C’s business in the normal course of business to maintain Party C’s asset value, and will not engage in any act/omission that may have adverse effect on the state of operation and asset value of Party C; and the board or executive director of Party A will have the right to supervise Party C’s assets and assess whether it has the right to control Party C’s assets. If the board or executive director of Party A determines that Party C’s operational activity affects the value of its assets or the board’s or the executive director’s control of Party C’s assets, Party A shall engage a legal counsel or other professionals to deal with such issue;

(4)	without the prior written consent of Party A, they shall not cause or permit Party C to enter into merger, partnership, joint venture or alliance with or acquire or invest in any third party;

(5)	they shall immediately notify Party A of any ongoing or potential lawsuit, arbitration or administrative procedures relating to Party C’s assets, business or revenues, and take all necessary measures reasonably requested by Party A;

(6)	they shall execute all documents, take all actions and file all complaints or defend all claims necessary or appropriate to maintain Party C’s ownership of all of its assets;

(7)	if the failure by any of Party C’s shareholders or Party C to perform its tax obligations under any applicable laws prevents Party A from exercising its Equity Interest Call Option, Party A shall be entitled to request Party C or its shareholder to perform its tax obligations, or request Party C or its shareholder to pay such tax amount to Party A who will make the payment on its behalf; and

(8)	The training institutions and schools established or controlled by Party C as of the execution date of this Agreement and other training institutions and schools to be established or controlled by Party B or Party C shall also be subject to this Agreement.

2.	Undertakings of Party C’s Shareholders

Party B hereby irrevocably undertakes that:

(1)	without the prior written consent of Party A, Party B shall not sell, transfer, mortgage, encumber with any Security Interest, or otherwise dispose of any legal or beneficial interests in its equity interests in Party C, except for the pledge created on Party C’s equity interests pursuant to the Equity Interests Pledge Agreement;

(2)	Party B shall not engage in any business or any other action which will have adverse impact on Party C’s reputation;

(3)	Party B shall take all measures to ensure the legality, validity and timely renewal of all of Party C’s licenses;

(4)	Party B shall not execute any documents or make any relevant undertakings which are in conflict with any agreements and other legal documents that are executed and being performed by Party C. In case of any such conflict of interest, Party B shall timely take measures to eliminate it as soon as possible with the consent of Party A. If Party B refuses to take measures to eliminate the conflict of interest, Party A is entitled to exercise its Equity Interest Call Option hereunder;

(5)	Party B shall not require Party C to grant bonus or conduct other profit distribution with respect to Party B’s equity interests in Party C, or propose or vote for any items relating thereto for resolution at the shareholders meeting. In any case, if Party B receives any of Party C’s gains, profit distribution or bonus, to the extent permitted by the PRC Laws, Party B shall waive the receipt thereof, and immediately pay or transfer such gains, profit distribution or bonus to Party A or a party designated by it for the benefit of Party C as the service fee that Party C shall pay Party A under the Exclusive Service Agreement;

(6)	Party B shall cause the shareholders meeting and/or board or executive directors of Party C not to approve the sale, transfer, mortgage, encumbrance with any Security Interest over or otherwise disposal of any legal or beneficial interests in its equity interests in Party C, without the prior written consent of Party A, except for the pledge created on Party C’s equity interests pursuant to the Equity Interests Pledge Agreement;

(7)	Party B shall cause the shareholders meeting and/or board or executive directors of Party C not to approve Party C’s acquisition, partnership, joint venture or alliance with any third party, acquisition or investment in any third party, division, amendment to its articles of association, change to its registered capital or company form, without the prior written consent of Party A;

(8)	Party B shall immediately notify Party A of any ongoing or potential lawsuit, arbitration or administrative procedures relating to its equity interests in Party C, and take all necessary measures reasonably requested by Party A;

(9)	Party B shall cause the shareholders meeting and/or board or the executive directors of Party C’s to vote for the transfer of the Optioned Equity Interests provided herein and take any and all other actions that Party A may request;

(10)	upon requested by Party A from time to time, Party B shall immediately and unconditionally transfer its equity interests in Party C to Party A or its designee pursuant to the Equity Interest Call Option hereunder, and Party B hereby waives its right of first refusal with respect to the transfer of equity interests by other shareholders of Party C (if any);

(11)	Party B shall strictly comply with the provisions of this Agreement and other contracts jointly and severally executed by Party B, Party C and Party A, including but not limited to the Equity Pledge Agreement and the Exclusive Service Agreement, perform its obligations under this Agreement and such other contracts, and shall not engage in any act/omission that may affect the validity and enforceability thereof. If Party B has any remaining right to the equity interests under this Agreement or the Equity Pledge Agreement or the power of power granted in favor or Party, it shall not exercise such right unless instructed by Party A in writing;

(12)	If Party A (or its designee) has paid Party B the purchase price of the equity interests but the relevant industrial and commercial changes have not been completed prior to dissolution of Party C, upon or after the dissolution of Party C, Party B shall timely and gratuitously deliver to Party A (or its designee) all of the proceeds of the remaining property distribution it receives by the reason of holding Party C’s equity interests. In this case, Party B shall not make any claim for the proceeds of the remaining property distribution, except for the exercise as instructed by Party A;

(13)	it agrees to gratuitously return to Party A the price it charges Party A for transfer of the Optioned Equity Interests, subject to the provisions and requirements of then PRC Laws; and

(14)	it shall ensure that Party C will be validly existing, not be terminated, liquidated or dissolved.

VI.	Representations and Warranties of Party C and its Shareholder

Each of Party C and its shareholder Party B hereby jointly and severally represents and warrants to Party A on the date of this Agreement and each date of transfer of the Optioned Equity Interests that:

(1)	it has the power and capacity to execute and deliver this Agreement and any equity interest transfer contract to which it is a party and relating to the Optioned Equity Interests to be transferred (hereinafter “Transfer Contract”), and perform its obligations under this Agreement and any Transfer Contract. Each of Party C and Party B agrees that it will execute a transfer contract consistent with the terms of this Agreement when Party A exercises its Equity Interest Call Option. This Agreement and any Transfer Contract to which it is a party constitute or will constitute its legal, valid and binding obligations and are enforceable again it pursuant to the terms thereof;

(2)	neither the execution and delivery nor the performance of the obligations under this Agreement or any Transfer Contract may or will result in: (i) violation of any applicable PRC Laws; (ii) contravention of Party C’s articles of association, regulations or other constitutional documents; (iii) violation of or default of any contract or instrument to which it is a party or by which it is bound; (iv) violation of any condition of granting any party any license or permit and/or the continued validity thereof; or (v) suspension, revocation of or attachment with additional conditions to any license or permit granted to any Party;

(3)	Party B has strictly complied with the obligations provided in the articles of association of Party C, and there is no circumstance which may affect its legal status as Party C’s shareholder or which may affect Party A’s exercise of its Equity Interest Call Option hereunder;

(4)	Party C and its shareholder Party B jointly and severally warrant that the transfer of the target equity interests to Party A or a third party designated by Party A pursuant to this Agreement does not violate the PRC Laws and regulations or other relevant provisions, permits or approvals of governmental authorities, or result in the permits or approvals granted by governmental authorities to Party C or Party D being suspended, revoked or attached with additional conditions, or violate the articles of association of Party C or any agreement executed by either of them with any third party;

(5)	Party B lawfully holds Party C’s equity interests; there is and will not be any mortgage, pledge, security, lien and other encumbrance on the target equity interests except for the equity interests pledge granted to Party A pursuant to the call option agreed herein and the Equity Pledge Agreement entered into by the Parties hereto; there is no other form of right restrictions; pursuant to this Agreement, Party A or a third party designated by Party A, upon exercise, can obtain the good title to the target equity interests free from any mortgage, pledge, security, lien and other encumbrance or any other form of right restrictions;

(6)	they have disclosed to Party A all conditions that may have material adverse effects on the performance of this Agreement;

(7)	Party C does not have any outstanding debts, except for (i) the debts incurred in the normal course of business; and (ii) the debts that have been disclosed to and consented in writing by Party A;

(8)	there is no ongoing, pending or potential litigation, arbitration or other administrative proceedings relating to the equity interests of Party C held by Party B or assets of Party C or otherwise;

(9)	when Party B is dead, incapacitated, divorced or in any other situation which may affect its exercise of holding Party C’s equity interests, its successor, guardian, spouse or any other Person who may therefore obtain the equity interests or the relevant rights or then shareholder or assignee of Party C’s equity interests shall be deemed as a party to this Agreement, shall not affect or prevent the performance of this Agreement, and shall inherit and assume all of Party C’s rights and obligations hereunder;

(10)	Party C’s equity interests held by Party B are not the common property of Party B and its spouse, Party B’s spouse does not have nor control Party C’s equity interests; Party B’s operating management of Party C and other voting matters shall not be influenced by its spouse; and

(11)	each of Party B and Party C warrants to Party A that it will not engage in any act or omission that may be contrary to the purpose and intention of the entry into of the VIE Agreements, which will result in or may result in any conflict of interests between Party A and Party B and Party C or their respective subordinate legal entities. If Party B and Party C have conflicts with Party A in the performance of the VIE Agreements, Party B and Party C will safeguard Party A’s legal interests under the VIE Agreements and comply with the instructions of Party A according to law.

V.	Representations and Warranties of Party A

Party A represents and warrants to Party C and the Schools that:

(1)	it is a wholly foreign-owned enterprise duly registered and validly existing under the PRC Laws with the independent legal person qualification; has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can act as an independent subject of litigation;

(2)	this Agreement has been duly executed by Party A, and constitutes legal, valid and binding obligations on Party A;

(3)	it has full internal power and authority to execute and deliver this Agreement and all the other documents relating to the transaction referred to herein, and has full power and authority to consummate the transaction referred to herein;

(4)	there is no outstanding or (to its knowledge) threatening lawsuit, legal proceedings or claims against it or its assets before any court or tribunal or any governmental authority or administrative organ, which has adverse effects on its economic situation or its ability to perform the obligations hereunder; and

(5)	its execution and performance of this Agreement will not violate any applicable laws, regulations or provisions currently in force, court judgements or arbitral awards, decisions, approvals or permits of any administrative authority, or any other agreements to which it is a party or by which its assets are bound, nor result in any suspension, revocation, confiscation, or non-renewal upon expiration of any applicable approvals or permits of any governmental authority.

VI.	Liabilities for Damage and Remedies

1.	Enforcement

The Parties agree with consensus that Party A shall have the right to submit the breach of contract by Party B and Party C to an arbitral institution for arbitration and request for enforcement. Each of Party B and Party C recognizes and agrees that breach of this Agreement will cause irreparable damages to Party A, and monetary compensations will not be sufficient to compensate Party A’s losses.

2.	Remedies

Except as otherwise provided herein, if a party (hereinafter the “Default Party”) fails to perform an obligation hereunder or violates this Agreement in other manner, the other parties (hereinafter the “Damaged Parties”) may (a) send a written notice to the Default Party indicating the nature and scope of the default and requesting the Default Party to cure it at its own cost within the reasonable period provided in the notice (hereinafter “Cure Period”); if the Default Party fails to cure it during the Cure Period, the Damaged Parties shall have the right to request the Default Party to assume all liabilities caused by its default and compensate the Damaged Parties for all actual economic losses caused to the Damaged Parties by its default, including but not limited to legal fees, costs or arbitration fees of any litigation or arbitral proceedings relating to such default, and furthermore, the Damaged Parties shall also have the right to request the Default Party to enforce this Agreement and request the relevant arbitral institution or court to rule specific performance and/or enforcement of the terms agreed herein; (b) terminate this Agreement, and request the Default Party to assume all liabilities caused by its default, and provide all liquidated damages; or (c) discount, auction or sell off the pledged equity interests as agreed in the Equity Pledge Agreement, and be first compensated with the proceeds from the discounting, auctioning or selling off, and request the Default Party to assume all losses caused thereby. The exercise of the aforesaid remedial rights by the Damaged Parties shall not prevent them from exercise of other remedial rights pursuant to the provisions of this Agreement and the laws.

Each of the Parties agrees and acknowledges that except as compulsorily provided by the PRC Laws, if Party C or Party B is a Default Party, the Damaged Parties will have the right to immediately terminates this Agreement and request the Default Party to provide the liquidated damages. If Party A is the Default Party, the Damaged Parties shall waive Party A’s obligation of liquidated damages, and unless otherwise provided, the Damaged Party shall not in any event have any right to terminate or cancel this Agreement.

No waiver by Party A of Party B’s and Party C’s breach of contract shall be effective unless made in writing. Any failure or delay by Party A to exercise any of its right or remedy hereunder shall not constitute a waiver thereof by Party A; partial exercise of the rights or remedies shall also not preclude any further exercise of other rights or remedies.

VII.	Effectiveness and Term

1.	This Agreement shall take effect from the date of official signing or sealing by the Parties.

2.	This Agreement shall remain effective during the term of operation of Party C and the renewable term provided by the PRC Laws, and shall terminate automatically after Party A and/or the third party designated by it fully exercises its right to purchase all of Party B’s equity interests in Party C (subject to the date of completion of the change registration). Party A may unilaterally terminate this Agreement upon a thirty (30) day notice.

3.	For the avoidance of doubt, in accordance with this Agreement, if the PRC laws and regulations permit Party A and/or its parent and/or the Proposed Listed Company to directly or indirectly hold all or part of the equity interests of Party C and conduct education and training business, Party A shall send the Equity Interest Call Option Notice as promptly as practicable. This Agreement shall terminate automatically after Party A and/or the Person designated by it fully exercises its right to purchase all equity interests held by Party B in Party C in accordance with this Agreement.

VIII.	Confidentiality

1.	The Parties acknowledge and confirm that any oral or written information exchanged among them in respect of this Agreement shall be confidential. Each of the Parties shall keep all of such information confidential and shall not disclose any relevant information to any third party without written consents of the other Parties, except for:

(1)	the information that is known or will be known by the public (not through the disclosure by any of the receiving Parties of such information);

(2)	the information that is required to be disclosed by applicable laws or regulations or rules or regulations of any stock exchange or requirements of any regulatory authority; or

(3)	the information that is required to be disclosed by any Party to its legal counsel or financial advisor in respect of the transaction referred to herein, and such legal counsel or financial advisor shall also comply with the confidential liabilities similar to this clause.

2.	Any disclosure of confidential information by any of the staff members or agencies engaged by any Party shall be deemed as disclosure of confidential information by such Party, and such Party shall assume liabilities for breach of contract.

3.	The Parties agree that this clause shall survive the invalidity, change, termination or inoperativeness of this Agreement.

IX.	Force Majeure

1.	If a Party is unable to perform its obligations under this Agreement due to a force majeure event, such obligations under this Agreement shall be exempted to the extent that they are affected by the force majeure. For the purposes of this Agreement, a force majeure event only includes natural disasters, storm, tornado and other acts of nature, strikes, lockout/shutdown or other industrial issues, wars, riots, conspiracy, hostility, terrorist activities or acts of violence by criminal organizations, blockade, severe diseases or epidemic, earthquake or other crustal movements, flood and other natural disasters, bomb explosion or other explosions, fire, accidents or governmental activities which make such Party unable to perform this Agreement.

2.	In event of a force majeure event, the Party being affected by the force majeure event shall use its efforts to mitigate and eliminate the consequences of the force majeure event, and shall be liable for performing the delayed and impeded obligations under this Agreement. The Parties agree to use their best efforts to continue to perform this Agreement after the end of the force majeure event.

3.	If there is a possibility that a force majeure event may occur, as a result of which the performance of this Agreement will be delayed or impeded or will be threatened to be delayed or impeded, the relevant Party shall immediately notify the other Parties in writing and provide all relevant materials.

X.	Change in Circumstances

1.	As supplementary and subject to other provisions of the VIE Agreements, if any promulgation of or any amendment to any PRC Laws, regulations or rules, or any change of the interpretation or application of such laws, regulations and rules, or any change of relevant registration procedures at any time makes Party A believe that the maintenance of the validity of this Agreement and/or the acceptance of Party C’s Equity Interest Call option granted by Party B in the manner provided herein will become illegal or in contravention with such laws, regulations or rules, Party B or Party C shall, as instructed in writing and reasonably requested by Party A, immediately take any action and/or execute any agreement or other document in order to:

(1)	maintain the validity of this Agreement;

(2)	exercise the Equity Interest Call Option in the manner provided herein; and/or

(3)	realize the intentions and purposes of this Agreement in the manner provided herein or otherwise.

XI.	Miscellaneous

1.	Each of Party C and its shareholder Party B agrees that Party A may transfer its rights and obligations hereunder to its designee by giving written notice to Party C and its shareholder; provided that each of Party C and its shareholder may not transfer its rights, obligations or duties hereunder to any third party without the prior written consent of Party A. Each of the successors or permitted assignees (if any) of Party C and its shareholder shall continue to perform all of the respective obligations of Party C and its shareholder hereunder.

2.	The execution, validity, interpretation, performance, alteration and termination of this Agreement and dispute resolution relating thereto shall be governed by the PRC Laws.

3.	Any dispute, controversy or claim arising from, or in connection with, this Agreement or the performance, interpretation, breach, termination or validity of this Agreement shall be settled through friendly consultations. Such consultations shall start immediately after one Party to the dispute has delivered to the other Parties to the dispute a written consultation request notice stating the dispute and claims in details.

4.	If such dispute cannot be settled within thirty (30) days upon delivery of the said notice, any Party shall have the right to submit such dispute to arbitration. The Parties agree to submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The place of the arbitration shall be Shanghai. The arbitral award shall be final and legally binding on the Parties. The arbitration commission shall have the right to rule indemnifying or compensating Party A against the losses suffered by it due to the breach of contract by other Parties hereto in respect of Party C’s equity interests, or Party C’s assets or property interests, or issue injunctive relief or order Party C to enter into bankruptcy, to enter into dissolution or liquidation in respect of relevant business or compulsory asset transfer. After the arbitral award becomes effective, any Party has the right to apply to any competent court for enforcing the arbitral award.

5.	During the arbitration period, the Parties hereto shall continue to perform their respective other obligations hereunder.

6.	Any right, power and remedy granted to a Party under any provisions of this Agreement shall not preclude any other rights, powers or remedies of such Party provided by law and other provisions of this Agreement, and the exercise by a Party of its rights, powers and remedies shall not preclude it from exercising its other rights, powers and remedies.

7.	Any failure or delay by a Party to exercise any of its rights, powers and remedies pursuant to this Agreement or laws shall not result in waiver thereof, and any single or partial waiver of such Party’s rights shall not preclude such Party from exercising such rights in other way or exercising such Party’s other rights.

8.	The headings to clauses of this Agreement are inserted for index only, and in no event shall be used for, or affect, the interpretation of the provisions of this Agreement.

9.	Each provision of this Agreement is severable and independent from any other clauses and, if any one or more provision hereof becomes invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

10.	Amendment to this Agreement

(1)	Upon the unanimous agreement of the Parties hereto and the approval by the shareholders (meeting) of Party A, the Parties hereto may make amendments or supplements to this Agreement, and take all necessary steps and actions, at their cost, to render such amendments or supplements legal and effective; and

(2)	If any stock exchange or other regulatory authority proposes any amendment to this Agreement, or any change of relevant listing rules or relevant requirements is applicable to this Agreement, the Parties shall make amendments to this Agreement accordingly.

11.	This Agreement is made in Chinese in three originals. The Parties hereto shall each hold one copy.

(No text below)

(There is no text on this page which is the signature page of the Exclusive Call Option Agreement)

Shanghai Fuxi Enterprise Management Consulting Co., Ltd.

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Peiqing Tian

Peiqing Tian

By:	/s/ Peiqing Tian

Shanghai Four Seasons Education and Training Co., Ltd.

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Peiqing Tian